UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 15, 2023

NUZEE, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-39338	38-3849791
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation or organization	File #)	Identification No.)

1350 East Arapaho Road, Suite 230, Richardson, Texas 75081

(Address of principal executive offices)

(760) 295-2408

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.00001 par value	NUZE	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.	☐

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On March 15, 2023, the Compensation Committee (the “Compensation Committee”) of the Board of Directors (the “Board”) of NuZee, Inc. (the “Company”) approved a grant of 13,970 restricted shares of the Company’s common stock to Masateru Higashida, the Company’s Chief Executive Officer, President, Secretary and Treasurer, with an aggregate grant date fair value of $170,573 (the “Higashida Restricted Shares”). On March 15, 2023, the Compensation Committee also approved a grant of 1,638 restricted shares of the Company’s common stock to Shana Bowman, the Company’s Interim Chief Financial Officer, with an aggregate grant date fair value of $20,000 (the “Bowman Restricted Shares” and, together with the Higashida Restricted Shares, the “Restricted Shares”).

The Restricted Shares were granted under the Company’s 2019 Stock Incentive Plan. Pursuant to an award agreement with Mr. Higashida, (a) 8,190 of the Higashida Restricted Shares will vest, if at all, in the Company’s fiscal year ending September 30, 2023 (“Fiscal Year 2023”), based on the Company’s achievement of a specified amount of cash on hand, sales growth, increased gross margin, and reduced operating losses in Fiscal Year 2023 and (b) 5,780 of the Higashida Restricted Shares will vest, if at all, in the Company’s fiscal year ending September 30, 2024 (“Fiscal Year 2024”), based on performance metrics to be set by the Board in its sole and absolute discretion on or before December 31, 2023. Pursuant to an award agreement with Ms. Bowman, (a) 50% of the Bowman Restricted Shares will vest, if at all, in Fiscal Year 2023, based on the Company’s achievement of a specified amount of cash on hand, sales growth, increased gross margin, and reduced operating losses in Fiscal Year 2023, and (b) the other 50% of the Bowman Restricted Shares will vest, if at all, in Fiscal Year 2024, based on performance metrics to be set by the Board in its sole and absolute discretion on or before December 31, 2023.

Item 5.07 Submission of Matters to a Vote of Security Holders

On March 16, 2023, the Company held its 2023 Annual Meeting of Stockholders (the “Annual Meeting”). As of January 20, 2023, the record date for the Annual Meeting, 691,088 shares of common stock of the Company were outstanding and entitled to vote. A quorum of outstanding votes entitled to be cast were present by virtual attendance or represented by proxy at the Annual Meeting. The director nominees recommended by the Company were elected. The final results for each of the matters submitted to a vote of stockholders at the Annual Meeting are as follows:

Proposal 1 – Election of Directors

Name of Nominee	For	Against	Abstain	Broker Non-Votes
Masateru Higashida	219,276	1,797	647	168,858
Kevin J. Conner	219,543	1,529	648	168,858
Tracy Ging	217,908	3,163	649	168,858
J. Chris Jones	218,397	2,672	651	168,858
Nobuki Kurita	218,022	3,050	648	168,858
David G. Robson	217,408	3,662	650	168,858

Proposal 2 – Amendment to the Company’s Articles of Incorporation to Reincorporate Separated Pages

Votes For:	219,798
Votes Against:	1,699
Abstain:	223
Broker Non-Votes:	168,858

Proposal 3 – Adoption of the 2023 Equity Incentive Plan

Votes For:	212,602
Votes Against:	8,868
Abstain:	250
Broker Non-Votes:	168,858

Proposal 4 – Advisory Vote on Compensation of Named Executive Officers

Votes For:	217,879
Votes Against:	3,564
Abstain:	277
Broker Non-Votes:	168,858

Proposal 5 – Ratification of Appointment of Independent Registered Public Accounting Firm

Votes For:	387,722
Votes Against:	2,583
Abstain:	273

Although Proposal 2 did not have sufficient votes to pass, the Board determined not to move to adjourn the meeting to a later date to solicit additional votes in favor of this proposal.

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

NUZEE, INC.

Dated: March 21, 2023	By:	/s/ Shana Bowman
	Name:	Shana Bowman
	Title:	Interim Chief Financial Officer